UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 22, 2025

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1 , Bay 1 , San Francisco , California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code: (415)
394-9000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	5.625% Notes due 2040	PLD/40	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 22, 2025, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and various affiliates of the Operating Partnership entered into an Amended and Restated Global Senior Credit Agreement (the “2025 Global Facility”) with various lenders and agents, and Bank of America, N.A., as Global Administrative Agent, which amends and restates the Global Senior Credit Agreement dated as of June 30, 2022 among the Operating Partnership, various affiliates of the Operating Partnership, the various agents and lenders party thereto, and Bank of America, N.A., as Global Administrative Agent. Pursuant to the 2025 Global Facility, the Operating Partnership and various affiliates thereof (collectively the “Borrowers”) may obtain loans and/or procure the issuance of letters of credit in various currencies on a revolving basis in an aggregate amount not exceeding the U.S. Dollar equivalent of approximately $3,000,000,000 (subject to increase by not more than the U.S. Dollar equivalent of $1,000,000,000 (determined as of the effective date of such increase) pursuant to the accordion feature included in the 2025 Global Facility). As of the closing date, the 2025 Global Facility has two tranches: (i) a U.S. Dollar Tranche in the amount of $2,000,000,000 and (ii) a Euro Tranche in the amount of €895,736,295.23.
The 2025 Global Facility is scheduled to mature on June 29, 2029, but the Operating Partnership may, at its option and subject to payment of an extension fee, extend the maturity date of the 2025 Global Facility for six months on two occasions (to December 28, 2029 and June 28, 2030, respectively). Pricing under the 2025 Global Facility, including the spread over the applicable benchmark rate and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. As of the closing date, the spread was 69 basis points. The 2025 Global Facility contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults (including a cross-acceleration to other recourse indebtedness of more than $150,000,000). The Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the 2025 Global Facility. Pursuant to the terms of the 2025 Global Facility, Prologis, Inc. is not required to guarantee the obligations of the borrowers under the 2025 Global Facility unless Prologis, Inc. incurs any indebtedness that is not in existence as of the date of the 2025 Global Facility or guarantees any indebtedness that is not guaranteed by Prologis, Inc. as of the date of the 2025 Global Facility.
Concurrently with the entry into the 2025 Global Facility, the Operating Partnership, various affiliates of the Operating Partnership, various lenders and agents, and Bank of America, N.A., as Global Administrative Agent entered into a Second Amendment dated as of May 22, 2025 (the “Second Amendment”) to the Amended and Restated Global Senior Credit Agreement dated as of April 5, 2023 (as previously amended and as amended by the Second Amendment, the “2023 Global Facility”) among the Operating Partnership, various affiliates of the Operating Partnership, various lenders and agents, and Bank of America, N.A., as Global Administrative Agent. The Second Amendment conforms certain provisions in the 2023 Global Facility to the terms of the 2025 Global Facility.
The 2025 Global Facility has been included herewith as Exhibit 10.1, the Second Amendment has been included herewith as Exhibit 10.2, and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

10.1	Amended and Restated Global Senior Credit Agreement dated as of May 22, 2025 among Prologis, L.P., various affiliates of Prologis, L.P., various lenders and agents, and Bank of America, N.A., as Global Administrative Agent.

10.2	Second Amendment dated as of May 22, 2025 among Prologis, L.P., various lenders and agents, and Bank of America, N.A., as Global Administrative Agent to the Amended and Restated Global Senior Credit Agreement dated as of April 5, 2023.

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 23, 2025	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Chief Legal Officer and General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: May 23, 2025	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Chief Legal Officer and General Counsel